SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 31, 2008

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

 (606) 432-1414
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯           Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
⁯           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
⁯           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Gary G. White advised the Corporation of his intent to resign from the Board of Directors of Community Trust Bancorp, Inc., effective July 31, 2008.  Mr. White served on the Audit and Asset Quality, Retirement and Employee Benefit, and Risk and Compliance Committees of the Board of Directors.  There was no disagreement with the Corporation that led to Mr. White's resignation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	August 4, 2008	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer